               EXHIBIT 11:     COMPUTATION OF EARNINGS PER SHARE


                                        53 Weeks Ended           52 Weeks Ended            52 Weeks Ended
                                      February 2, 1997         January 28, 1996          January 29, 1995
                                      ----------------         ----------------          ----------------
 Net earnings                              $22,742,000               $2,536,000               $19,572,000
                                           -----------              -----------               -----------

 Average shares of common
 stock outstanding during
 period                                     25,463,000               25,362,000                25,155,000

 Incremental shares from
 assumed exercise of stock
 options (primary)                             823,000                  776,000                   972,000
                                           -----------              -----------               -----------
                                            26,286,000               26,138,000                26,127,000
                                           -----------              -----------               -----------


 Primary earnings per share                      $0.87                    $0.10                     $0.75
                                           ===========              ===========               ===========
 Average shares of common
 stock outstanding during
 period                                     25,463,000               25,362,000                25,155,000

 Incremental shares from
 assumed conversion of
 Convertible Debt                            1,215,000                      n/a                       n/a

 Incremental shares from
 assumed exercise of stock
 options (fully diluted)                       933,000                  792,000                 1,001,000
                                           -----------              -----------               -----------
                                            27,611,000               26,154,000                26,156,000
                                           -----------              -----------               -----------

 Fully diluted earnings per
 share                                           $0.86                    $0.10                     $0.75
                                           ===========              ===========               ===========




Note: Amounts have been restated to reflect the 3-for-2 stock splits in February 1994 and September 1994.